Exhibit 99.1

Fibrocell Reports Phase II azficel-T Trial for Treatment of Vocal Cord Scarring
Did Not Meet Primary Endpoints

EXTON, PA - June 8, 2016 - Fibrocell Science, Inc. (NASDAQ: FCSC), an autologous cell and gene therapy company focused on developing transformational therapies for diseases affecting the skin, connective tissue and joints, today announced that the primary endpoints were not met in the Company’s Phase II clinical trial of azficel-T for the treatment of vocal cord scarring resulting in chronic or severe dysphonia. Fibrocell intends to focus its efforts on the development of FCX-007 for the treatment of recessive dystrophic epidermolysis bullosa and its earlier stage programs.

“We are disappointed that azficel-T did not demonstrate the anticipated benefits for patients in this Phase II clinical trial. While we will continue to assess the data to gain greater insight into the study’s outcome and follow these patients through the final (unblinded) 12-month endpoint, we believe this trial was well conducted and addressed the objectives it was designed to evaluate,” said David Pernock, Chairman and Chief Executive Officer of Fibrocell. “We are grateful for the support of the patients, investigators and staff who participated in the trial.”

Fibrocell’s Phase II study was a double-blind, randomized, placebo-controlled trial designed to test the safety and efficacy of azficel-T injections in subjects with chronic dysphonia caused by idiopathic vocal cord scarring or atrophy. Primary efficacy endpoints were assessed at four months post last treatment on three different scales: Voice Handicap Index, Mucosal Wave Grade and GRBAS (grade, roughness, breathiness, asthenia and strain). Although azficel-T did not meet these endpoints vs. placebo, no unexpected safety findings were reported and the treatment was well tolerated.

About Fibrocell

Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs for diseases affecting the skin, connective tissue and joints using genetically-modified autologous fibroblasts.  Fibrocell’s most advanced gene-therapy product candidate, FCX-007, is entering a Phase I trial for the treatment of recessive dystrophic epidermolysis bullosa (RDEB). Fibrocell is in pre-clinical development of FCX-013, its gene-therapy product candidate for the treatment of linear scleroderma.  Both FCX-007 and FCX-013 are being developed in collaboration with Intrexon Corporation (NYSE: XON), a leader in synthetic biology. In addition, Fibrocell and Intrexon are in collaboration to develop a gene therapy for the treatment of arthritis.  For more information, visit www.fibrocell.com or follow us on Twitter at @Fibrocell.

Trademarks

Fibrocell, the Fibrocell logo, Fibrocell Science and LAVIV® are trademarks of Fibrocell Science, Inc. and/or its affiliates. All other names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: the timing of the initiation of Fibrocell’s Phase I/II clinical trial for FCX-007; Fibrocell’s focus on the advancement of its

Exhibit 99.1

gene therapy programs; the potential advantages of Fibrocell’s product candidates; and other statements regarding Fibrocell’s future operations, financial performance and financial position, prospects, strategies, objectives and other future events.

Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: Fibrocell’s ability to obtain additional capital to fund its operations; FDA allowance to treat pediatric subjects in the Phase II portion of Fibrocell’s Phase I/II clinical trial of FCX-007; uncertainties relating to the initiation and completion of pre-clinical and clinical trials; whether pre-clinical and clinical trial results will validate and support the safety and efficacy of Fibrocell’s product candidates; varying interpretation of pre-clinical and clinical data; Fibrocell’s ability to maintain its collaboration with Intrexon Corporation; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise.

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Investor Relations Contact:
John Woolford
443.213.0506
john.woolford@westwicke.com